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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              HANOVER DIRECT, INC.
             (Exact Name of Registrant as Specified in Its Charter)



           DELAWARE                                         13-0853260
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
 Incorporation or Organization)                               Number)



                              1500 HARBOR BOULEVARD
                           WEEHAWKEN, NEW JERSEY 07087
               (Address of Principal Executive Offices) (Zip Code)



                    STOCK OPTION AGREEMENT WITH RALPH DESTINO
                 STOCK OPTION AGREEMENT WITH ELIZABETH VALK LONG
                  STOCK OPTION AGREEMENT WITH ROBERT F. WRIGHT
                            (Full Title of the Plan)



                             MONTE E. WETZLER, ESQ.
                  BROWN RAYSMAN MILLSTEIN FELDER & STEINER LLP
                                   CITYPLACE 1
                                185 ASYLUM STREET
                           HARTFORD, CONNECTICUT 01603
                                 (860) 275-6400
                     (Name and Address of Agent For Service)
           Telephone Number, Including Area Code, of Agent For Service



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                         CALCULATION OF REGISTRATION FEE
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
                           PROPOSED                                                                       PROPOSED
                            MAXIMUM                                                                        MAXIMUM
TITLE OF SECURITIES TO   AMOUNT TO BE         PROPOSED MAXIMUM               PROPOSED MAXIMUM             AMOUNT OF
     BE REGISTERED        REGISTERED    OFFERING PRICE PER SHARE(1)    AGGREGATE OFFERING PRICE(1)    REGISTRATION FEE
COMMON STOCK, $.66 2/3      15,000                $2.53                          $37,950                    $10.55
PAR VALUE


(1) THE PRICE IS ESTIMATED PURSUANT TO RULE 457(h) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE AND IS THE PRODUCT RESULTING FROM MULTIPLYING 15,000, THE NUMBER OF ADDITIONAL SHARES REGISTERED BY THIS REGISTRATION STATEMENT AS TO WHICH OPTIONS HAVE BEEN GRANTED UNDER THE STOCK OPTION AGREEMENT WITH RALPH DESTINO, THE STOCK OPTION AGREEMENT WITH ELIZABETH VALK LONG AND THE STOCK OPTION AGREEMENT WITH ROBERT F. WRIGHT, BY $2.53, THE AVERAGE OF THE HIGH AND LOW PRICES OF HANOVER DIRECT, INC. COMMON STOCK AS REPORTED ON THE AMERICAN STOCK EXCHANGE ON MAY 28, 1999.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in our stock Option Agreement with Ralph Destino, our Stock Option Agreement with Elizabeth Valk Long and our Stock Option Agreement with Robert F. Wright. Such information is not being filed with or included in this Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Hanover Direct, Inc. (the "Company") are incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1998.

                  (ii) The Company's Amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 26, 1998.

                  {iii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1999.

                  (iv) The description of the Company's common stock contained in the latest prospectus filed pursuant to


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                           Rule 424(b) under the Act that contains audited
                           financial statements for the Company's latest fiscal year for which such statements have been filed.

                  (v)      The Company's Proxy Statement dated April 16, 1999.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Incorporated by reference to the description of the Common Stock of the Company contained in the 424(b) Prospectus described above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares being offered hereby and certain other legal matters in connection with the offering of such securities will be passed upon for the Company by Brown Raysman Millstein Felder & Steiner LLP, securities counsel to the Company.

         Monte E. Wetzler, a partner in Brown Raysman Millstein Felder & Steiner LLP, the Company's counsel, is the Secretary of the Company.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Except as prohibited by Section 145 of the Delaware General Corporation Law, every director and officer of the Company shall be entitled as a matter of right to be indemnified by the Company against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of the Company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a director or officer against the Company other than in a suit for indemnification as provided hereunder. Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Company prior


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to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein, "expense" shall include, among other things, fees and expenses of counsel selected by such person, and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. EXHIBITS

         4.1 Stock Option Agreement, dated February 9, 1996, between the Company and Ralph Destino

         4.2 Stock Option Agreement, dated February 9, 1996, between the Company and Elizabeth Valk Long

         4.3 Stock Option Agreement, dated February 9, 1996, between the Company and Robert F. Wright

         5        Opinion of Brown Raysman Millstein Felder & Steiner LLP

         23.1     Consent of Arthur Andersen LLP

         23.2 Consent of Brown Raysman Millstein Felder & Steiner LLP (included in Exhibit 5)

         24       Power of Attorney (included in signature page)

ITEM 9. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with


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                                    the Commission pursuant to Rule 424(b) if,
                                    in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for


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                  indemnification against such liabilities (other than the
                  payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Weehawken, New Jersey on the 4th day of June, 1999.


                                             HANOVER DIRECT, INC.


                                             By: /s/  Ralph Bulle
                                                 ______________________________
                                                 Name:  Ralph Bulle
                                                 Title: Senior Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Larry Svoboda and Ralph Bulle, or either of them, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


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SIGNATURE                  TITLE                                     DATE

/s/ Alan G. Quasha         Chairman of the Board, Director       June 4, 1999
------------------------
Alan G. Quasha


/s/ Rakesh K. Kaul         President, Chief Executive Officer,   June 4, 1999
------------------------   and Director
Rakesh K. Kaul


/s/ Larry J. Svoboda       Chief Financial Officer               June 4, 1999
------------------------
Larry J. Svoboda


/s/ Ralph Destino          Director                              June 4, 1999
------------------------
Ralph Destino


------------------------   Director                              June --, 1999
J. David Hakman


/s/ June R. Klein          Director                              June 4, 1999
------------------------
June R. Klein


/s/ Kenneth Krushel        Director                              June 4, 1999
------------------------
Kenneth Krushel


------------------------   Director                              June --, 1999
Theodore H. Kruttschnitt


------------------------   Director                              June --, 1999
Shailesh J. Mehta


------------------------   Director                              June --, 1999
Jan P. du Plessis


-----------------------    Director                              June --, 1999
Howard M.S. Tanner


/s/ Robert F. Wright       Director                              June 4, 1999
------------------------
Robert F. Wright


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                                INDEX TO EXHIBITS

EXHIBIT NO.        DESCRIPTION

   4.1 Stock Option Agreement, dated February 9, 1996, between the Company and Ralph Destino

   4.2 Stock Option Agreement, dated February 9, 1996, between the Company and Elizabeth Valk Long

   4.3 Stock Option Agreement, dated February 9, 1996, between the Company and Robert F. Wright

   5        Opinion of Brown Raysman Millstein Felder & Steiner LLP

   23.1     Consent of Arthur Andersen LLP

   23.2     Consent of Brown Raysman Millstein Felder & Steiner LLP (included in
            Exhibit 5)

   24       Power of Attorney (included in signature page)


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